UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2025

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Pursuant to the terms of the previously disclosed employment agreement with each of the principal executive officer, principal financial officer, principal accounting officer and certain other Named Executive Officers, the Compensation Committee of the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), reserved the right to adjust compensation for each such executive officer throughout the duration of the term of their respective employment agreement. On December 30, 2025, the Compensation Committee exercised its discretion to adjust each executive officer’s compensation in the manner described in this Current Report on Form 8-K with respect to each executive officer’s 2026 fiscal year service. Unless otherwise noted below, the increase in compensation for the applicable executive officer reflects alignment with the target percentage parameters used by management of the Company for compensation adjustments for support center employees during the Company’s annual review process.

Base Salary. Effective as of January 8, 2026 and continuing thereafter until such time as an executive officer’s annual base salary is adjusted by the Compensation Committee in accordance with the applicable employment agreement, the Compensation Committee establishes an annual base salary as shown in the table below:

2026 ($)
Jerry Morgan	1,475,000
Gina Tobin	762,000
Chris Colson	662,000
Travis Doster	662,000
Hernan Mujica	662,000
Paul Marshall	662,000

The base salary for Mike Lenihan and Keith Humpich shall be the amount previously disclosed within the Current Report on Form 8-K dated December 1, 2025.

Incentive Bonus.   On December 30, 2025, the Compensation Committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each executive officer’s 2026 fiscal year service. The targets are currently based upon pre-tax profits, comparable restaurant traffic growth, and store week growth. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times (or a minimum of 50% or increased to a maximum of 150% for Mr. Humpich) the base target amount under the current incentive compensation policy of the Compensation Committee of the Board. When certifying the level of achievement of the goals, the Compensation Committee reserves the right to either apply the applicable minimum or maximum caps to the entirety of bonus amount or to each applicable bonus metric but in any event subject to the minimum bonus amount and maximum bonus amount described in the table below.

	2026 Target Bonus ($)	2026 Minimum Bonus ($)	2026 Maximum Bonus ($)
Jerry Morgan	1,475,000	0	2,950,000
Gina Tobin	762,000	0	1,524,000
Chris Colson	551,000	0	1,102,000
Travis Doster	551,000	0	1,102,000
Hernan Mujica	551,000	0	1,102,000
Paul Marshall	551,000	0	1,102,000
Mike Lenihan	525,000	0	1,050,000
Keith Humpich	300,000	150,000	450,000

Stock Awards.  On December 30, 2025, the Compensation Committee authorized the grant of the number of service-based restricted stock units equal to the dollar amount described in the table below for each applicable executive officer with respect to their respective 2026 fiscal year service. The number of service-based restricted stock units granted will be calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these service-based restricted stock units will be granted on January 8, 2026 and will vest on January 8, 2027, provided the officer is still employed as of the vesting date.

Restricted Stock Units ($)
Jerry Morgan	2,200,000
Gina Tobin	762,000
Chris Colson	496,000
Travis Doster	496,000
Hernan Mujica	496,000
Paul Marshall	496,000

The amount of service-based restricted stock units for Mr. Lenihan and Mr. Humpich with respect to their respective 2026 fiscal year service was previously disclosed within the Current Report on Form 8-K dated December 1, 2025.

Additionally, on December 30, 2025, the Compensation Committee authorized the grant of the number of performance-based restricted stock units as described in the table below for those executive officers listed below. The number of performance-based restricted stock units granted will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these performance-based restricted stock units will be granted on January 8, 2026 and will vest on January 8, 2029, subject to the achievement of defined goals established by the Compensation Committee of the Board. The performance targets are currently based upon (i) earnings per share growth of 33% as compared to the 2025 fiscal year and (ii) pre-tax profits. Depending on the level of achievement of the goals, the number of performance-based restricted stock units may be reduced to zero or increased to a maximum of two times the target amount shown below. When certifying the level of achievement of the goals, the Compensation Committee reserves the right to either apply the applicable minimum or maximum caps to the entirety of performance amount or to each applicable performance metric but in any event subject to the minimum target dollar amount and maximum target dollar amount described in the table below.

	Target $ of Performance-Based Restricted Stock Units	Minimum $ of Performance-Based Restricted Stock Units	Maximum $ of Performance-Based Restricted Stock Units
Jerry Morgan	2,200,000	0	4,400,000
Gina Tobin	762,000	0	1,524,000
Chris Colson	496,000	0	992,000
Travis Doster	496,000	0	992,000
Hernan Mujica	496,000	0	992,000
Paul Marshall	496,000	0	992,000

Finally, on December 30, 2025, the Compensation Committee authorized the grant of the number of long-term restricted stock units equal to the dollar amount described in the table below for each applicable executive officer listed below. The number of long-term restricted stock units granted will be calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. The long-term restricted stock units for Mr. Morgan will be granted on January 8, 2026 and will vest on January 8, 2031, provided Mr. Morgan is still providing service to the Company as of the vesting date. Additionally, the long-term restricted stock units for the other executive officers listed below will be granted on January 8, 2026 and will vest on January 8, 2028, provided the applicable officer is still employed as of the vesting date, and will contain a restriction that such long-term restricted stock units may not be sold by the applicable officer for one year following the date such restricted stock units vest.

Long-Term Service Stock Units ($)
Jerry Morgan	11,000,000
Gina Tobin	2,000,000
Chris Colson	1,700,000
Travis Doster	1,700,000
Hernan Mujica	1,700,000
Paul Marshall	1,700,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 31, 2025	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer and Executive Vice Chairman

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